UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________

Macquarie Equipment Leasing Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	26-3291543
(State of incorporation or organization)	(IRS Employer Identification Number)

225 Franklin St., 17th Floor, Suite 1700
Boston, Massachusetts 02110
(Address of principal executive offices)                (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    [X]

Securities Act registration statement file number to which this form relates (if applicable): 333-154278

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Limited Liability Company Interest

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of limited liability company interest (the “Shares”) of Macquarie Equipment Leasing Fund, LLC, a Delaware limited liability company (the “Company”).  A description of the Shares is set forth in the Prospectus included in the Company’s Amendment No. 4 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 17, 2009 (File No. 333-154278).  Such description is incorporated herein by reference.

Item 2.    Exhibits.

List below all exhibits filed as part of the registration statement.

Exhibit Number              Description

3.1*                                  Certificate of Formation of Macquarie Equipment Leasing Fund, LLC filed with the Delaware Secretary of State
4.1**                                Macquarie Equipment Leasing Fund, LLC Limited Liability Company Agreement (included as Appendix A to the Prospectus)
4.2**                                Subscription Agreement, including the member signature page and power of attorney (included as Appendix B to the Prospectus)

*  Previously filed as an exhibit to Amendment No. 1 to Registration Statement on Form S-1 filed February 3, 2009.
**  Previously filed and included in Amendment No. 4 to Registration Statement on Form S-1 filed June 17, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  March 8, 2010                                                                           MACQUARIE EQUIPMENT LEASING FUND, LLC

By:    ____________________________
Duncan Edghill
Vice President of the Manager

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